Exhibit 99.1

Contact: Susan Filyk Public Relations 210.308.1286 sfilyk@usfunds.com

For Immediate Release

U.S. Global Investors Reports Financial Results for the Third Quarter of 2015 Fiscal Year

Company Launches First ETF Product

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SAN ANTONIO–May 14, 2015–U.S. Global Investors, Inc. (NASDAQ: GROW), a boutique registered investment advisory firm with longstanding experience in global markets and specialized sectors, recorded a net loss of $1.01 million or ($0.07) per share, on operating revenues of $1.83 million for the quarter ended March 31, 2015.

Net loss for the same quarter of the previous year was $28,000, or ($0.00) per share, on operating revenues of $2.74 million.

Average assets under management, including SEC-registered funds, Galileo funds and offshore clients, were $818 million for the quarter ended March 31, 2015, compared to an average of $978 million for the same quarter a year ago. Total assets under management were $785 million as of March 31, 2015, versus $959 million at March 31, 2014.

Challenges of a Strong Dollar

Emerging markets have suffered bigger net capital outflows over the latest three quarters than during the 2008-2009 financial crisis. “The strongest dollar in forty years is hurting foreign countries and emerging markets have been hit the hardest, stifling worldwide economic growth and demand for commodities. This slump continues to hurt our resource-based and emerging market funds, which impacted our revenues. We are not alone in experiencing the squeeze of the strong dollar. The dollar’s surge has also reduced reported earnings at many blue-chip American companies from Caterpillar to Tiffany,” says Frank Holmes, U. S. Global Investors CEO.

An Antidote to Volatile Markets

“While the equity markets have been volatile, our Near-Term Tax Free Fund (NEARX) has demonstrated positive returns every year for the past two decades, providing investors and financial advisors steady past performance with tax-free income. Out of 25,000 equity and bond mutual funds, only 30 of them have had positive returns for 20 years in a row. We are proud that NEARX is one of the few,” says Holmes. The fund has experienced modest growth in assets this quarter.

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May 14, 2015

Launch of Company’s First Smart Beta ETF—The Only Airline ETF

U.S. Global Investors rang in a new era for the company with the launch of its first exchange-traded fund, U.S. Global Jets ETF, on April 30, 2015. The smart-beta index fund focuses on the airline industry and trades on the New York Stock Exchange under the ticker JETS. U.S. Global Investors recognized the airline industry’s significant restructuring in recent years had contributed to the industry’s financial success and had stoked demand from investors. The airline industry has experienced a rise of 287% over the past three years ended April 1, 2015, making it the best performing industry within the industrials sector. As the only airline-focused ETF presently available to investors, the product positions the company to grow assets under management.

“ETFs are vital to U.S. Global’s future growth. Ten years ago ETF assets in the U.S. were at $228 million. Today they top $2 trillion and show no signs of slowing. Investors are increasingly demonstrating a preference for ETFs over mutual funds. That’s why we have invested considerable time, effort and resources to launch this new product line. The landscape for ETF marketing, distribution and operations is quite different than mutual funds.” says Holmes. The company plans to expand its ETF product offerings in 2015.

Share Repurchase Program, Strong Balance Sheet, and Monthly Dividends

The company continued repurchasing outstanding stock in the third fiscal quarter totaling 19,245 class A shares using cash of $60,000. The company is using an algorithm to purchase shares on down days, following the rules and regulations that restrict the amounts and times when shares can be purchased on any given day, such as at the opening of the day and in the last half-hour of trading. The share repurchase plan is set to expire at the end of calendar year 2015 but may be suspended or discontinued at any time.

As of March 31, 2015, the company had net working capital of approximately $21.1 million. Cash and cash equivalents totaled $3.7 million and marketable securities totaled $20.7 million as of the end of the quarter.

In addition, the company has had no long-term debt since 2004 and owns its headquarters building. The company has also continued to pay monthly dividends for more than seven years. A monthly dividend of $0.005 per share is authorized through June 2015 and will be reviewed by the board quarterly.

Earnings Webcast Information

The company has scheduled a webcast for 7:30 a.m. Central time on Friday, May 15, 2015, to discuss the company’s key financial results for the quarter. Frank Holmes will be accompanied on the webcast by Susan McGee, president and general counsel, and Lisa Callicotte, chief financial officer. Click here to register for the earnings webcast or visit www.usfunds.com for more information.

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Selected financial data (unaudited) (dollars in thousands, except per share data):

	Three months ended
	3/31/2015	3/31/2014
Operating Revenues	$1,831	$2,742
Operating Expenses	3,049	3,157

Operating Loss	(1,218)	(415)
Total Other Income	249	403

Loss from Continuing Operations Before Income Taxes	(969)	(12)
Tax Expense	25	14

Loss from Continuing Operations	(994)	(26)
Loss from Discontinued Operations (net of tax)	—	(2)

Net Loss	$(994)	$(28)
Less: Net Income Attributable to Non-Controlling Interest	13	—

Net Loss Attributable to U.S. Global Investors	$(1,007)	$(28)

Loss per share (basic and diluted)	$(0.07)	$0.00

Avg. common shares outstanding (basic)	15,379,365	15,454,932
Avg. common shares outstanding (diluted)	15,379,365	15,454,932

Avg. assets under management (billions)	$0.818	$0.978

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About U.S. Global Investors, Inc.

The story of U.S. Global Investors goes back more than 40 years when it began as an investment club. Today, U.S. Global Investors, Inc. (www.usfunds.com) is a registered investment advisor that focuses on niche markets around the world. Headquartered in San Antonio, Texas, the company provides money management and other services to U.S. Global Investors Funds and other international clients.

Please consider carefully a fund’s investment objectives, risks, charges and expenses. For this and other information, obtain a fund prospectus by visiting www.usfunds.com or by calling 1-800-US-FUNDS (1-800-873-8637). Read it carefully before investing. U.S. Global Investors Funds are distributed by U.S. Global Brokerage, Inc.

Forward-Looking Statements and Disclosure

This news release and other statements by U.S. Global Investors may include certain “forward-looking statements” including statements relating to revenues, expenses and expectations regarding market conditions. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “opportunity,” “seeks,” “anticipates” or other comparable words. Such statements involve certain risks and

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uncertainties and should be read with corporate filings and other important information on the company’s website, www.usfunds.com, or the Securities and Exchange Commission’s website at www.sec.gov.

These filings, such as the company’s annual report and Form 10-Q, should be read in conjunction with the other cautionary statements that are included in this release. Future events could differ materially from those anticipated in such statements and there can be no assurance that such statements will prove accurate and actual results may vary. The company undertakes no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

Total Annualized Returns as of 3/31/15

	One-Year	Five-Year	Ten-Year	Gross Expense Ratio	Expense Cap
Near-Term Tax Free Fund	2.38%	2.59%	3.10%	1.08%	0.45%

Expense ratio as stated in the most recent prospectus. The expense cap is a contractual limit through April 30, 2016, for the Near-Term Tax Free Fund, on total fund operating expenses (exclusive of acquired fund fees and expenses, extraordinary expenses, taxes, brokerage commissions and interest). Performance data quoted above is historical. Past performance is no guarantee of future results. Results reflect the reinvestment of dividends and other earnings. For a portion of periods, the fund had expense limitations, without which returns would have been lower. Current performance may be higher or lower than the performance data quoted. The principal value and investment return of an investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Performance does not include the effect of any direct fees described in the fund’s prospectus which, if applicable, would lower your total returns. Performance quoted for periods of one year or less is cumulative and not annualized. Obtain performance data current to the most recent month-end at www.usfunds.com or 1-800-US-FUNDS.

Bond funds are subject to interest-rate risk; their value declines as interest rates rise. Though the Near-Term Tax Free Fund seeks minimal fluctuations in share price, it is subject to the risk that the credit quality of a portfolio holding could decline, as well as risk related to changes in the economic conditions of a state, region or issuer. These risks could cause the fund’s share price to decline. Tax-exempt income is federal income tax free. A portion of this income may be subject to state and local taxes and at times the alternative minimum tax. The Near-Term Tax Free Fund may invest up to 20% of its assets in securities that pay taxable interest. Income or fund distributions attributable to capital gains are usually subject to both state and federal income taxes.

The Galileo Mutual Funds are not offered for sale in the United States. They are represented across Canada by independent financial advisors.